UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2019

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2833 Exchange Court, Suite A

West Palm Beach, Florida 33409

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

PetroTerra Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

In connection with convertible promissory notes, shares of preferred stock and warrants (collectively, the “Convertible Instruments”) previously issued by Transportation and Logistics Systems, Inc. (f/k/a PetroTerra Corp.) (the “Company”), the holders of such Convertible Instruments could convert their respective instruments into an aggregate of more than 16 million shares of common stock of the Company, assuming a conversion price of $1.03 per share. Pursuant to the amendments described below, the Convertible Instruments have been amended to limit the aggregate number of shares into which such Convertible Instruments can be converted or exercised, to 4 million shares of common stock. In addition, the terms under the convertible promissory notes have been amended to provide, in addition to the conversion features no longer being applicable, that (i) the holder waives any defaults under the Convertible Instruments that may have previously occurred and (ii) the maturity dates, and corresponding amortization schedules where applicable, have been extended by 14 and 20 months, as applicable.

On April 9, 2019, the Company entered into an agreement with Bellridge Capital, L.P. (“Bellridge”) that modifies its existing obligations to Bellridge as follows:

●	the overall principal amount of that certain Convertible Promissory Note, dated June 18, 2018, issued by the Company in favor of Bellridge (the “Note”) was reduced from $2,497,502 to $1,800,000, in exchange for the issuance to Bellridge of 800,000 shares of restricted common stock;
●	the maturity date of the Note was extended to August 31, 2020;
●	the interest rate was reduced from 10% to 5% per annum;
●	if the Company completes an offering of equity or equity linked securities (including warrants, convertible preferred stock, convertible debentures or convertible promissory note) which results in gross proceeds to the Company of at least $4,000,000, then the Company shall use a portion of the proceeds thereof to repay not less than half of the obligations then outstanding pursuant to the Note;
●	if the Company completes an offering of debt which results in gross proceeds to the Company of at least $3,000,000, then the Company shall use a portion of the proceeds thereof to repay any remaining obligations then outstanding pursuant to the Note;
●	the convertibility of the Note will now be amended such that the Note shall only be convertible at a conversion price to be mutually agreed upon between the Company and the Holder;
●	the registration rights previously granted to Bellridge have now been eliminated; and
●	those certain Warrants, dated June 18, 2018 and December 27, 2018, respectively, issued by the Company in favor of Bellridge (the “Warrants”), shall be cancelled and of no further force or effect; in exchange the Company will issue Bellridge 360,000 shares of restricted common stock.

A copy of the agreement by and between the Company and Bellridge is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On April 9, 2019, the Company entered into agreements with another institutional investor, RedDiamond Partners LLC, holding convertible notes representing an aggregate principal amount of $510,000, and agreed with such holder to:

●	extend the maturity date of the notes to December 31, 2020;
●	remove all convertibility features of the notes; and
●	if the Company completes an offering of equity or equity linked securities (including warrants, convertible preferred stock, convertible debentures or convertible promissory note) which results in gross proceeds to the Company of at least $4,000,000, then the Company shall use a portion of the proceeds thereof to repay not less than half of the obligations then outstanding pursuant to the notes.

A form of the agreements between the Company and RedDiamond Partners LLC is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On April 9, 2019, the Company entered into agreements with all holders of their Series A Convertible Preferred Stock to exchange all 4 million outstanding shares of preferred stock for an aggregate of 2.6 million shares of restricted common stock. A form of the agreements entered into by and between the Company and all holders of Series A Convertible Preferred Stock is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

In addition, on April 9, 2019, warrant holders holding warrants exercisable into an aggregate of 4.9% of the outstanding common stock of the Company all agreed to exercise such warrants for an aggregate of 240,000 shares of common stock of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “10-K”), Steven Yariv, our current Chief Executive Officer and sole director, has agreed to resign from his position as Chief Executive Officer of the Company. The Board of Directors (the “Board”) of the Company has appointed John Mercadante as Chief Executive Officer and President of the Company and Doug Cerny as Chief Development Officer of the Company, effective immediately upon the filing of the 10-K. The Board also has agreed to appoint John Mercadante and Doug Cerny as directors to fill vacancies on the Board, effective immediately upon the filing of the 10-K. John Mercadante will serve as Chairman of the Board. Mr. Mercadante and Mr. Cerny’s bios appear below:

John Mercadante - Chairman of the Board, President and Chief Executive Officer

John Mercadante, age 74. John cofounded Leisure Line, Inc., a motor coach company serving New York City and Atlantic City, New Jersey, in 1970 and served as the Chief Executive Officer for a ten year period through the sale of the company to Golden Nugget in 1980. At the time of the sale Leisure Line was generating approximately $11 million in annual revenues. In 1988 John cofounded Cape Transit, Inc., a motor coach company servicing Atlantic City, Philadelphia and South New Jersey under John Mercadante’s leadership as CEO. Annual revenues at Cape Transit grew from $2 million to more than $11 million. In May 1996, Cape Transit became one of the founding companies of Coach USA, Inc. and John Mercadante became Coach USA’s president and Chief Operating Officer. John was an integral part of growing Coach’s annual revenues from $100 million to over $1 billion in revenues in just three years.

Doug Cerny - Director, Chief Development Officer

Doug Cerny, age 60. Doug was the Senior Vice President and General Counsel of Coach USA, Inc. A major portion of the acquisitions completed by Coach USA were through the teamwork of Doug and John Mercadante in conjunction with personnel experienced in financial, integration and human capital management. Doug has extensive experience in mergers and acquisitions and business transactions. Doug earned a Bachelors of Science Civil Engineering from Valparaiso University, and his law degree and his Masters of Business Administration from the University of Houston, Houston, Texas.

There are no family relationships between John Mercadante, Doug Cerny and any director or other executive officer of the Company nor are there any transactions between John Mercadante, Doug Cerny or any member of their immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between John Mercadante, Doug Cerny and any other persons or entities pursuant to which John Mercadante and Doug Cerny were appointed as a directors of the Company.

A copy of the Company’s press release announcing the appointments of John Mercadante and Doug Cerny is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement, dated April 9, 2019, by and between the Company and Bellridge Capital, L.P.
10.2	Form of Agreements, by and between the Company and RedDiamond Partners LLC
10.3	Form of Series A Convertible Preferred Stock Exchange Agreement
99.1	Press release, issued April 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2019

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ Steven Yariv
Name:	Steven Yariv
Title:	Chief Executive Officer